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                                                                    EXHIBIT 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-04224, 333-27353 and 333-37191) and Form S-3 (Nos. 333-25437, 333-30803, 333-45353, 333-45595 and
333-46891) of REMEC, Inc. of our report dated March 6, 1997, with respect to the financial statements of Radian Technology, Inc. as of December 27, 1996, and for the three years then ended, included in the consolidated financial statements of REMEC, Inc. in its Annual Report on Form 10-K/A for the year ended January 31, 1999.

/s/ IRELAND SAN FILIPPO LLP
July 22, 1999